Exhibit 99.1

Vicor Corporation Schedules Earnings Conference Call and Provides Update Regarding Current Performance

ANDOVER, MA -- (Marketwired - March 06, 2014) - Vicor Corporation (NASDAQ: VICR) today released instructions for its quarterly earnings conference call for investors and provided an update regarding financial performance.

Fourth Quarter and Full Year Earnings Conference Call

The earnings conference call for the fourth quarter and full year will be held on Thursday, March 13, 2014, beginning promptly at 5:00 p.m. (Eastern). Patrizio Vinciarelli, Chairman of the Board, President and Chief Executive Officer, and James A. Simms, Vice President and Chief Financial Officer, will discuss Vicor's financial performance for the three and 12 months ended December 31, 2013.

Those interested in participating in the conference call should dial the following telephone number at approximately 4:50 p.m. (Eastern):

US Participants: 888-339-2688

Passcode: 24295376

Internet users can listen to a real-time audio broadcast of the conference call by following the appropriate link on the Investor Relations page of Vicor's website (www.Vicorpower.com). Please go to the website at least 15 minutes prior to the conference call to register and, if necessary, download and install any required software.

For those who cannot participate in the live conference call, a replay will be available shortly after the conference call through March 28, 2014. The replay dial-in number will be 888-286-8010 and the passcode will be 88759524. A webcast replay of the conference call will also be available on the Investor Relations page of Vicor's website.

Financial results for the three and 12 months ended December 31, 2013, will be released over Marketwired at the close of the NASDAQ Market Session on March 13, 2014. The press release setting forth these results as well as a summary of the company's financial statements will be available shortly thereafter on the Investor Relations page of Vicor's website.

Update Regarding Current Performance

The Company today also provided an update on its expected results for the fourth quarter of 2013.

Mr. Simms commented, "After updating our analysis at year-end, we concluded the Company should fully reserve the remaining federal deferred tax assets on our balance sheet. As such, the Company has increased the reserve, as of December 31, 2013, by approximately $10.2 million, which has been recorded on our income statement as a corresponding increase in our fourth quarter tax provision. While we have yet to finalize the figures we will report to investors on March 13, 2014, this $10.2 million, non-cash increase in our quarterly tax provision will reduce reported earnings (loss) per share for the fourth quarter by approximately $0.26. We currently anticipate the reported loss per share to be in the range of ($0.33) to ($0.35)."

In prepared remarks presented on October 22, 2013, during the third quarter conference call with investors, management highlighted the possibility the Company may need to increase the valuation allowance applied to federal deferred tax assets. Such an increase would be the result of management's ongoing assessment of all available evidence, both positive and negative, that would support a conclusion the Company would generate sufficient taxable income, within the carryback and carryforward periods, to allow for realization of the tax benefits represented by the carrying value of deferred tax assets on the balance sheet. Following well-established accounting guidance, management has recently reassessed projected future taxable income, any scheduled reversals of deferred tax liabilities, taxable income in the carry-back period, and the potential impact of tax planning strategies, concluding it was more likely than not that the Company would not generate sufficient taxable income, within the carryback and carryforward periods, to realize the unreserved deferred tax asset balance.

Dr. Vinciarelli added, "As of the third quarter of 2013, based on the balance of the evidence then available, management determined that no additional reserve against deferred tax assets was necessary, as we were forecasting an earlier return to robust profitability than we are at this time. Sustained weakness in important markets and the loss of bus converter business targeted in connection with ongoing litigation has caused us to take a more conservative view regarding the recovery of our brick business. Additionally, expenses associated with the litigation are expected to continue through the third quarter of this year, representing a drag on profitability. In accord with accounting standards, we have therefore decided to increase the reserves against our deferred tax assets. Keep in mind, however, that positive developments leading to sustained profitability in the future could lead management to conclude some or all of the valuation allowance should be released, thereby creating a non-cash tax benefit, which could be a material amount. Recall that during the third and fourth quarters of 2010, the Company recorded non-cash tax benefits of $5.2 million, or $0.12 per share, and $1.2 million, or $0.03 per share, respectively, due to the release of portions of our valuation allowance against deferred tax assets."

Dr. Vinciarelli concluded, "On Thursday, March 13, 2014, Jamie will discuss our financial position, as well as current and expected performance of our business units. I will provide a summary of our progress with new product initiatives, which continue to support our confidence for the long-term success for which we have planned. Despite this quarter's decision regarding our deferred tax assets, I am very enthusiastic about our future and look forward to speaking with investors."

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and, the words "believes," "expects," "anticipates," "intend," "estimate," "plans," "assumes," "may," "will," "would," "should," "continue," "prospective," "project," and other similar expressions identify forward-looking statements. Forward-looking statements also include statements regarding bookings, shipments, revenue, profitability, targeted markets, increase in manufacturing capacity and utilization thereof, future products, and capital resources. These statements are based upon management's current expectations and estimates as to the prospective events and circumstances that may or may not be within the company's control and for which there can be no assurance. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including those economic, business, operational and financial considerations set forth in Vicor's Annual Report on Form 10-K for the year ended December 31, 2012, under Part I, Item I - "Business," under Part I, Item 1A - "Risk Factors," under Part I, Item 3 - "Legal Proceedings," and under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations." The risk factors set forth in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in the Annual Report on Form 10-K should be read together with other reports and documents filed with the Securities and Exchange Commission from time to time, including Forms 10-Q, 8-K and 10-K, which may supplement, modify, supersede or update those risk factors. Vicor does not undertake any obligation to update any forward-looking statements as a result of future events or developments.

About Vicor Corporation

Vicor designs, develops, manufactures and markets modular power components, power management and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to customers in the higher performance, higher power segments of the power systems market, including aerospace and defense electronics, enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure, and vehicles and transportation markets.

Contact:

James A. Simms
Chief Financial Officer
Telephone: 978-470-2900
Facsimile: 978-749-3439